SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of report (date of earliest event reported):
                                 JANUARY 23, 1998


                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


      State of Utah                   0-19566                   87-0437723
(State of Incorporation)            (Commission              (I.R.S. Employer
                                       File No.)             Identification No.)



502 North 3rd Street, Suite #8, McCall, Idaho                     83638
  (Address of principal executive offices)                     (Zip code)


               Registrant's telephone number, including area code:
                                 (208) 634-7080


                                    No Change
          (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS.

               EARTH SEARCH PROBE 1 DELIVERS VALUABLE INFORMATION
                    TO CLIENT IN FIRST COMMERCIAL OVERFLIGHT

     Officials of Earth Search Sciences,  Inc. announced  that data delivered in the inaugural commercial mission for Earth Search's remote sensing instrument has demonstrated the exceptional quality of its Probe 1 system. Earth Search Sciences performed the test flight for an undisclosed client over a U.S. government outdoor field "laboratory" in the Nevada desert.
         The work produced evidence of the existence of a mineral that Earth Search officials believe had not previously been identified by the use of remote sensing on the intensively studied field laboratory.
          "There are indications that new mineral occurrences were identified for the first time, and on-site validation of those indications would be significant because this field laboratory is one of the most comprehensively studied areas in the world," said John Peel, chief executive officer of Earth Search Sciences. "The information the Probe 1 system gathered on this first commercial mission exceeded our expectations and those of our client."
         Peel said Earth Search Sciences doesn't have access to the entire universe of information that has been gathered from the test area but several scientists familiar with the body of work there believe Probe 1's apparent detection of this mineral from an airborne platform is noteworthy.
         The surveillance of the field laboratory occurred in late-afternoon light conditions only a few weeks after winter solstice, and Peel said the results open a new "window of opportunity" for remote sensing missions to be conducted globally because of the precision of the information gathered in those conditions.
         The project marked Earth Search Science's first commercial application of its proprietary Probe 1 system.
         Remote sensing, or "hyperspectral imaging," creates ultra high-resolution images of the earth's surface. Analysis of these images can determine the presence of target minerals in geologic formations or evidence of minerals from vegetal "signatures."
         Earth Search's Probe 1 instrument can be mounted aboard light aircraft for use in a variety of environments, including remote areas served only by backcountry airstrips.
         "Probe 1 established its value in identifying potential mineral deposits during last summer's mission to Kazakstan, and we are pleased to put this breakthrough instrument to work for our clients," said Brian Savage, president of Earth Search Sciences. "This job employing Probe 1 is a significant step for Earth Search Sciences as we grow from a development company to full revenue production."
         Earth   Search   Sciences  in  1997  brought  to  market  its  Probe 1
hyperspectral imaging system following 10 years of research and development. The instrument was designed and manufactured under contract to Earth Search Sciences by Integrated Spectronics Pty. Ltd., of Sydney, Australia. Concurrently, Applied Signal and Image Technology, of Millersville, Maryland, developed near-real-time processing software for use in computers integrated with Probe 1.
         Two more of the Probe 1 instruments are scheduled to be delivered to Earth Search Sciences in 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                        EARTH SEARCH SCIENCES, INC.

                                        /s/ Larry F. Vance
                                        Chairman and Director
JANUARY 23, 1998